EXHIBIT 99.1

For Immediate Release:

Steinway Provides Preliminary 2008 Results and Business Outlook for 2009

WALTHAM, MA – January 6, 2009 – Steinway Musical Instruments, Inc. (NYSE: LVB), one of the world’s leading manufacturers of musical instruments, today announced that Dana Messina, Chief Executive Officer, will give a presentation at the CJS Securities 9th Annual Investor Conference, which will be held in New York City on Wednesday, January 7, 2009.  The presentation will be posted to the Company’s website and will include the following financial update and management’s outlook for 2009.

Preliminary unaudited 2008 results as compared to prior year:

Sales	Q4	Full Year
Band	(27%)	(8%)
Piano	(25%)	(5%)
Domestic	(30%)	(10%)
Europe/Asia	(20%)	flat
Total	(25%)	(6%)

2009 Band Operations Outlook:

•     Challenging U.S. market

•     Dealers face tight credit markets

•     Minimal surplus inventory at the dealer level

•     Band revenue down 10 – 15%

2009 Piano Operations Outlook:

•     Challenging global markets

•     Production/sourcing matched to demand

•     Reduction of available financing for U.S. piano dealers

•     Institutional demand stable

•     Piano revenue down 20 – 25%

About Steinway Musical Instruments

Steinway Musical Instruments, Inc., through its Steinway and Conn-Selmer divisions, is one of the world’s leading manufacturers of musical instruments.  Its notable products include Bach Stradivarius trumpets, Selmer Paris saxophones, C.G. Conn French horns, Leblanc clarinets, King trombones, Ludwig snare drums and Steinway & Sons pianos.  Through its online music retailer, ArkivMusic, the Company also distributes classical music recordings.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This release contains “forward-looking statements” which represent the Company’s present expectations or beliefs concerning future events.  The Company cautions that such statements are necessarily based on certain assumptions which are subject to risks and uncertainties which could cause actual results to differ materially from those indicated in this release.  These risk factors include the following: changes in general economic conditions; recent geopolitical events; increased competition; work stoppages and slowdowns; ability to successfully consolidate band manufacturing; impact of dealer consolidations on orders; exchange rate fluctuations; variations in the mix of products sold; market acceptance of new product and distribution strategies; ability of suppliers to meet demand; concentration of credit risk; fluctuations in effective tax rates resulting from shifts in sources of income; and the ability to successfully operate acquired businesses.  Further information on these risk factors is included in the Company’s filings with the Securities and Exchange Commission.

Contact:	Julie A. Theriault
Telephone:	781-894-9770
Email:	ir@steinwaymusical.com